Exhibit 99.1

Jaguar Health Subsidiary Napo Pharmaceuticals Expands Mytesi Salesforce with Hire of Experienced HIV & GI Drug Sales Reps in Key U.S. Markets

New Reps Will Target Physicians and Gastroenterologists Who Treat Large Numbers of HIV Patients

San Francisco, CA (September 15, 2017): Jaguar Health, Inc. (NASDAQ: JAGX) (Jaguar), a natural-products pharmaceuticals company focused on developing and commercializing novel, sustainably derived gastrointestinal products for both human prescription use and animals on a global basis, announced today that its wholly-owned subsidiary, Napo Pharmaceuticals, Inc. (Napo), has significantly expanded the national salesforce for Mytesi®, Napo’s FDA-approved human prescription drug product, through the recent hire in key U.S. markets of six sales representatives experienced in the sale of drugs to HIV physicians and gastroenterologists. Five of these sales representatives will start work during the next three weeks, and one is already active in the field.

Napo’s new sales representatives are based in and will cover New York, Miami, Atlanta, Los Angeles, Houston, San Francisco and the surrounding regions. A dedicated Mytesi® salesperson has been based in the St. Louis/Chicago area since this past March. All of these regions are key markets for HIV-related drug sales.

“We’re very pleased to have hired a team of top-notch sales personnel to represent Mytesi® in these highly important markets,” Pete Riojas, Napo’s national sales director for Mytesi®, stated. “Three of our new territory managers have been calling on HIV physicians for 18 to 19 years, and others possess extensive experience in drug sales to both HIV healthcare providers and gastroenterologists. The results of a recent Napo-sponsored survey of 271 U.S. board certified gastroenterologists indicate that the number one GI complaint for people living with HIV/AIDS is diarrhea, and 93 percent of U.S. gastroenterologists see patients with HIV/AIDS in their practice. The goal of our team is to deliver a frequent and consistent selling message to targeted, high-volume prescribers of antiretroviral therapies and to those gastroenterologists who see large numbers of HIV patients.”

Napo’s new in-house sales team will replace the external, part-time national Mytesi® salesforce Napo established as an outsourced effort in February of this year. Mytesi® net sales to-date in 2017 total approximately $1.2 million.

Mytesi® is approved by the U.S. FDA for the symptomatic relief of noninfectious diarrhea in adults with HIV/AIDS on antiretroviral therapy. Jaguar and Napo are pursuing a follow-on indication for Mytesi® in chemotherapy-induced diarrhea (CID), an important supportive care indication for patients undergoing primary or adjuvant chemotherapy for cancer treatment. Mytesi® is also in development for rare disease indications for infants and children with congenital diarrheal disorders and short bowel syndrome; for irritable bowel syndrome (IBS) (Mytesi® has demonstrated benefit to IBS-D patients in published Phase 2 studies); for supportive care for inflammatory bowel disease (IBD); and as a second-generation anti-secretory agent for use in cholera patients. Mytesi® has received orphan-drug designation for SBS.

“The medical need for a product like Mytesi®—which offers a novel mechanism of action and has been demonstrated to be safe and effective for its current, approved indication—is significant, compelling, and unmet. Napo launched Mytesi® in early 2017 with one full-time-equivalent sales representative focused on targeting HIV doctors who are high-volume prescribers of antiretroviral therapies. With the equivalent of seven dedicated, full-time sales representatives reporting to our newly hired national sales manager, supported by concomitant marketing and promotional activities, as well as medical education initiatives—such as the poster presentation Napo conducted at the July 2017 International Aids Society Conference on HIV Science in Paris—we expect a proportional response in the number of patients treated with Mytesi®,” Lisa Conte, Jaguar’s president and CEO, stated.

Mytesi® is currently covered by Medicaid in all 50 states. It is also currently covered on 100% of the top 10 commercial insurance plans, representing more than 245 million U.S. lives. Additionally, Napo operates a co-pay coupon to ensure that no participating patients have a Mytesi® co-pay greater than $25. Information about the NapoCares Patient Assistance Program, which assists patients with benefit verification, prior authorization, and claims appeals, can be found at mytesi.com/mytesi-savings.html.

About Mytesi®

Mytesi® (crofelemer) is an antidiarrheal indicated for the symptomatic relief of noninfectious diarrhea in adult patients with HIV/AIDS on antiretroviral therapy (ART). Mytesi® is not indicated for the treatment of infectious diarrhea. Rule out infectious etiologies of diarrhea before starting Mytesi®. If infectious etiologies are not considered, there is a risk that patients with infectious etiologies will not receive the appropriate therapy and their disease may worsen. In clinical studies, the most common adverse reactions occurring at a rate greater than placebo were upper respiratory tract infection (5.7%), bronchitis (3.9%), cough (3.5%), flatulence (3.1%), and increased bilirubin (3.1%).

More information and complete Prescribing Information are available at Mytesi.com. Crofelemer, the active ingredient in Mytesi®, is a botanical (plant-based) drug extracted and purified from the red bark sap of the medicinal Croton lechleri tree in the Amazon rainforest. Napo has established a sustainable harvesting program for crofelemer to ensure a high degree of quality and ecological integrity.

About Jaguar Health, Inc.

Jaguar Health, Inc. is a natural-products pharmaceuticals company focused on developing and commercializing novel, sustainably derived gastrointestinal products for both human prescription use and animals on a global basis. Our wholly-owned subsidiary, Napo Pharmaceuticals, Inc., focuses on developing and commercializing proprietary human gastrointestinal pharmaceuticals for the global marketplace from plants used traditionally in rainforest areas. Our Mytesi® (crofelemer) product is approved by the U.S. FDA for the symptomatic relief of noninfectious diarrhea in adults with HIV/AIDS on antiretroviral therapy. Mytesi® is in development for multiple possible follow-on indications, including chemotherapy-induced diarrhea; orphan-drug indications for infants and children with congenital diarrheal disorders and short bowel syndrome; supportive care for inflammatory bowel disease (IBD); irritable bowel syndrome (IBS); and as a second-generation anti-secretory agent for use in cholera patients. Canalevia™ is our lead animal prescription drug candidate, intended for treatment of various forms of diarrhea in dogs. Equilevia™ is Jaguar’s non-prescription product for total gut health in equine athletes. Canalevia™ and Equilevia™ contain ingredients isolated and purified from the Croton lechleri tree, which is sustainably harvested. Neonorm™ Calf and Neonorm™ Foal are Jaguar’s lead non-prescription animal products. Mytesi®, Canalevia™, Equilevia™ and Neonorm™ are distinct products that act at the same last step in a physiological pathway generally present in mammals.

For more information about Jaguar, please visit jaguar.health. For more information about Napo, visit napopharma.com.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements.” These include statements regarding the development of potential Mytesi® follow-on indications, and the expectation that Napo’s sales representatives, supported by the Company’s marketing, promotional activities, and medical education initiatives, will generate a proportional response in the number of patients treated with Mytesi®. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “aim,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this release are only predictions. Jaguar has based these forward-looking statements largely on its current expectations and projections about future events. These forward-looking statements speak only as of the date of this release and are subject to a number of risks, uncertainties and assumptions, some of which cannot be predicted or quantified and some of which are beyond Jaguar’s control. Except as required by applicable law, Jaguar does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Source: Jaguar Health, Inc.

Contact:

Garth Russell

KCSA Strategic Communications

P: 212-896-1250

grussell@kcsa.com

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